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                                                                    EXHIBIT 11.1

                    BRAUN CONSULTING, INC. AND SUBSIDIARIES
                STATEMENT RE. COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNT)

                                                         YEAR ENDED DECEMBER 31,
                            ---------------------------------------------------------------------------------
                                      2001                        2000                        1999
                            -------------------------   -------------------------   -------------------------
                               BASIC        DILUTED        BASIC        DILUTED        BASIC        DILUTED
                            -----------   -----------   -----------   -----------   -----------   -----------
Pro forma net income
  (loss)..................  $   (25,044)  $   (25,044)  $   (14,589)  $   (14,589)  $     2,020   $     2,020
                            ===========   ===========   ===========   ===========   ===========   ===========
Shares used in computing
  earnings (loss) per
  share...................   20,483,868    20,483,868    19,372,159    19,372,159    13,979,808    13,979,808
Effect of shares issuable
  under stock options
  based on the treasury
  stock method............           --       784,762            --     1,327,637            --     1,361,001
                            -----------   -----------   -----------   -----------   -----------   -----------
                             20,483,868    21,268,630    19,372,159    20,699,796    13,979,808    15,340,809
Pro forma earnings (loss)
  per share(1)............  $     (1.22)  $     (1.22)  $     (0.75)  $     (0.75)  $      0.14   $      0.13
                            ===========   ===========   ===========   ===========   ===========   ===========

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(1) Common stock equivalents are not considered in the calculation of earnings (loss) per share--diluted in 2000 and 2001, since their effect is anti-dilutive.